Exhibit 99.1

ForeFront Holdings, Inc. Announces Change in Management

SPRINGFIELD, Tenn.—(BUSINESS WIRE)—ForeFront Holdings, Inc. (OTCBB: FOFH—News) announced that Michael S. Hedge has resigned, effective June 25, 2007, as its Chief Executive Officer and as a member of the Company’s Board of Directors to pursue other opportunities.

Richard M. Gozia, the Company’s Chairman, has assumed the role of Interim Chief Executive Officer with responsibility for the overall leadership of the Company, while the Board of Directors performs a search for a replacement Chief Executive Officer. Mr. Gozia has extensive experience in leading organizations in various industries.

Mr. Hedge has been with the Company since October 2004. “The Board of Directors of Forefront would like to thank Mike for his service and we wish him the best in his future endeavors,” stated Mr. Gozia.

About ForeFront

ForeFront Holdings, Inc (OTCBB: FOFH—News), is a leading supplier of golf accessory products and services. The company and its subsidiaries have been designing, manufacturing, decorating, and marketing premium quality golf accessory products since 1907. ForeFront owns the Burton Golf, Datrek, Devant Sport Towels, Miller Golf and Sir Christopher Hatton brands and has licensing and/or distribution agreements with the NCAA, NFL/Wilson Sporting Goods, PGA TOUR, Champions Tour, LPGA, Nationwide Tour, Ryder Cup, GolfLogix/Garmin, Suunto, and Top of the World Headwear. ForeFront services over 10,000 points of sale through multiple distribution channels offering a wide selection of products and value-added services. More information and a complete product catalog can be found at www.forefrontgolf.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, the delisting of the Company’s common stock from the OTC-Bulletin Board, the continuing risks associated with the Company’s failure to be in compliance with its periodic reporting requirements with the Securities and Exchange Commission, our success in integrating the operations of any newly-acquired businesses, and associated reduction in costs, a significant deficiency in certain of our internal controls which may not be promptly corrected, strategic acquisitions, continued and increased demand for our products, general economic conditions, the successful negotiation of potential acquisitions, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in our most recent filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:

Alday Communications, Inc.

Media Relations:

Mike Alday, 615-791-1535 ext. 22

mike@aldaycommunications.com